Exhibit 10.1

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (“Fourth Amendment”) is entered into as of the 22nd day of September 2025 (“Effective Date”), by and between EASTLAND REGENCY, L.C., a Utah limited liability company (“Landlord”), and SERA PROGNOSTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated August 1, 2017 (“Lease”), for certain premises located 2749 East Parleys Way, commonly known as Suite 200, Salt Lake City, Utah 84109 (“Original Leased Premises”), currently consisting of approximately 24,267 square feet of gross rentable area located in the Regency Office Building;

WHEREAS, on or about June 7, 2021, Landlord and Tenant entered into that certain First Amendment to Lease;

WHEREAS, on or about October 10, 2022, Landlord and Tenant entered into that certain Second Amendment to Lease;

WHEREAS, on or about July 25, 2023, Landlord and Tenant entered into that certain Third Amendment to Lease;

WHEREAS, the Rental Term is set to expire of its own terms on December 31, 2025;

WHEREAS, Landlord and Tenant desire to extend the Rental Term for an additional eight (8) year and six (6) month period; and

WHEREAS, Landlord and Tenant desire to modify the Lease as follows:

AGREEMENT

NOW, THEREFORE, in consideration and furtherance of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby agree to the following terms and conditions:

1.
The Original Leased Premises shall be reduced by approximately 3,879 square feet of gross rentable area, commonly known as Space 300 and 330 (“Reduced Space”), for an amended total of approximately 20,388 square feet of gross rentable area, commonly known as Suite 200 (hereinafter “Leased Premises”), as substantially depicted on Exhibit “A-1” attached hereto and by this reference incorporated herein.

2.
RIGHT OF FIRST REFUSAL: Subject to and subordinate to the rights of all existing tenants and other third parties, Landlord hereby grants to Tenant a right of first refusal (the “ROFR”) during the Rental Term with respect to any space in the Building that Landlord intends to lease to a third party (the “Expansion Space”), subject to the terms and conditions set forth herein:

So long as (a) Tenant is not and has not been in default, beyond any applicable Notice and cure period, under any of the terms and conditions contained in the Lease and (b) at least twenty-four (24) full calendar months remain in the then-current Rental Term of the Lease (including any renewal options that have been timely exercised), Landlord shall not lease any portion of the Expansion Space to a third party without first delivering written Notice of such offer to Tenant (the “ROFR Notice”). Landlord shall deliver the ROFR Notice to Tenant within five (5) days following its receipt of such third-party offer and determination to proceed.

Tenant shall have ten (10) business days from the ROFR Notice (the “Offer Period”) to notify Landlord in writing of its election to lease the Expansion Space on the terms set forth in the third-party offer (“Tenant’s Exercise Notice”). If Tenant fails to timely deliver Tenant’s Exercise Notice to Landlord within the Offer Period, Tenant shall be deemed to have irrevocably waived its rights under this Section with respect to the specific Expansion Space described in the ROFR Notice. In such event, Landlord shall have the right to lease the Expansion Space to the third party on the terms set forth in the ROFR Notice or on terms not materially more favorable to the third party than those contained in the ROFR Notice, without any further obligation to Tenant. In the event, Tenant timely delivers Tenant’s Exercise Notice to Landlord, then the parties shall endeavor to execute an amendment to the Lease within thirty (30) days thereafter, reflecting the addition of the Expansion Space to the Leased Premises and such other terms and conditions Tenant and Landlord may thereafter negotiate in good faith.

The lease for the Expansion Space shall be on substantially the same business and legal terms as those set forth in the third-party offer and shall, to the extent not inconsistent with such terms, incorporate the applicable provisions of the original Lease. Notwithstanding the foregoing, if at least twenty-four (24) months remain in the Rental Term of the original Lease (including any renewal options that have been properly exercised by Tenant), then the Rental Term for the Expansion Space shall be coterminous with the remaining term of the original Lease for the original Leased Premises. Any tenant improvement allowance or other economic concessions included in the third-party offer shall be prorated based on the remaining term of the original Lease.

Tenant hereby acknowledges that the ROFR is strictly personal to Tenant and may not be assigned by Tenant, either separately or in connection with an Assignment of the Lease. Upon an Assignment of the Lease or any sublease of all or part of the Leased Premises, the ROFR, as set forth herein shall automatically terminate.

Nothing in this Section shall obligate Landlord to accept any third-party offer, or to lease the Expansion Space at any particular time or under any particular terms. Landlord shall have the absolute right to withdraw, delay, or modify any proposed lease transaction with a third party at any time prior to full execution thereof.

3. LANDLORD’S WORK: Landlord shall make improvements to the Leased Premises in a “turn-key” condition in accordance with the final construction documents approved by Landlord and plans and specifications agreed to by Landlord and Tenant (collectively “Landlord’s Work”). Landlord shall contribute an amount up to One Million One Hundred Twenty-One Thousand Three Hundred Forty and 00/100 Dollars ($1,121,340.00) (“Landlord’s Construction Cost Cap”) towards Landlord’s construction of the Leased Premises. Any architectural or engineering fees shall be deducted from Landlord’s Construction Cost Cap. Tenant shall pay all costs in excess of Landlord’s Construction Cost Cap, including any Tenant change order requests, within thirty (30) days of invoice from Landlord. If Tenant fails to pay such invoice when due, Tenant shall pay interest and a late fee in accordance with Section 3.06. Notwithstanding the foregoing, Landlord shall provide Tenant with reasonable Notice and an opportunity to provide input regarding the scope and cost of Landlord’s Work. Landlord shall solicit competitive bids for major trades based on the approved construction documents and shall consider in good faith any reasonable input from Tenant regarding the selection of subcontractors; provided, however, that final selection of contractors and subcontractors shall be made by Landlord in Landlord’s sole discretion.

In the event the total projected cost of Landlord’s Work whether based on the received bids or Landlord’s good faith estimate, exceeds the Landlord’s Construction Cost Cap, Landlord shall notify Tenant and provide Tenant a reasonable opportunity, nor to exceed ten (10) days, to propose scope modifications or value engineering suggestions intended to reduce the cost of Landlord’s Work to within the Landlord’s Construction Cost Cap. Any such Tenant proposed modifications shall be subject to Landlord’s review and final approval in Landlord’s sole discretion.

The parties agree and acknowledge that Tenant is currently in possession of the Leased Premises. Upon written Notice by Landlord of completion of Landlord’s Work, Tenant shall be deemed to have accepted the Leased Premises in the condition called for in this amendment, except for items specifically identified by Tenant in writing within ten (10) days of the Notice of Completion as “incomplete”. All furniture, fixtures and equipment shall be the responsibility of Tenant. It is understood and agreed that any disagreement or dispute which may arise between Landlord and Tenant with reference to Landlord’s Work shall be resolved by Landlord’s architect, whose good faith decision shall be final and binding on both Landlord and Tenant.

Landlord shall perform architectural and engineering services required to construct improvements to the Leased Premises and shall deduct the cost of these services from Landlord’s Construction Cost Cap, if any, which may be outlined in an architectural professional services agreement. Tenant shall review the preliminary plans and final construction drawings which shall include, at minimum, a space plan, reflected ceiling plan and list of any equipment affecting building systems and/or utilities, if applicable. Tenant requested changes shall be provided to Landlord within thirty (30) days of Tenant’s receipt of any plans.

Tenant shall continue to operate its business in the Original Leased Premises and shall remain obligated to pay its Base Monthly Rent (as outlined in Section 9 below) and any applicable Additional Rent, pursuant to the terms of the Lease until Landlord delivers a Notice of Completion (as defined below) to Tenant.

4. Tenant shall be permitted to use up to Five Thousand and 00/100 ($5,000.00) of the Landlord’s Construction Cost Cap toward interior design services for the Leased Premises.

5. In addition to Landlord’s Work, as set forth herein, Landlord shall at its sole cost and expense make improvements to the Common Areas of the Building (“Common Area Improvements”) as more particularly described on Exhibit “B-1” attached hereto. Landlord shall perform the Common Area Improvements in a good, workmanlike and professional manner. Landlord shall endeavor to substantially complete the Common Area Improvements within eighteen (18) months following the Notice of Completion, subject to delays caused by force majeure or other events beyond Landlord’s reasonable control.

6. Upon substantial completion of Landlord’s Work, Landlord shall provide written Notice to Tenant (“Notice of Completion”), and Tenant shall within ten (10) days of such Notice of Completion from Landlord (“Surrender Date”), vacate and surrender the Reduced Space to Landlord in a broom clean condition and in accordance with the terms of the Lease.

7. From and after the Surrender Date, all references to Leased Premises in the Lease and any subsequent amendments or extensions thereof, shall refer to the Leased Premises as defined in this Fourth Amendment.

8. From and after the Surrender Date, Exhibit “A-1” of the Lease shall be stricken in its entirety and replaced with Exhibit “A-1” attached hereto. All references to Exhibit “A-1” in the Lease and any subsequent amendments shall refer to Exhibit “A-1” attached hereto and by this reference incorporated herein.

9. The Rental Term shall be extended for an additional eight (8) year and six (6) month period commencing January 1, 2026 and continuing through June 30, 2034 (“Second Extension Term”).

10. Commencing on the Effective Date and continuing through December 31, 2025, Tenant’s Base Monthly Rent shall be Fifty-Five Thousand Four Hundred Eighty-Seven and 25/100 Dollars ($55,487.25). Landlord has agreed that commencing January 1, 2026 and continuing through June 30, 2026, Tenant’s Base Monthly Rent shall be $0.00 Dollars.

11. Escalations in Base Monthly Rent during the Second Extension Term shall occur as follows:

Escalation Date Base Monthly Rent

July 1, 2026 – December 31, 2026 $46,620.56

January 1, 2027 – December 31, 2027 $48,019.18

January 1, 2028 – December 31, 2028 $49,459.75

January 1, 2029 – December 31, 2029 $50,943.54

January 1, 2030 – December 31, 2030 $52,471.85

January 1, 2031 – December 31, 2031 $54,046.01

January 1, 2032 – December 31, 2032 $55,667.39

January 1, 2033 – December 31, 2033 $57,337.41

January 1, 2034 – June 30, 2034 $59,057.53

12. Tenant shall continue to pay Tenant’s proportionate share of Operating Expenses for the Leased Premises in accordance with the Lease. Commencing upon the Second Extension Term, the Base Year as set forth in Section 1.01(N) of the Lease, shall be amended to calendar year 2026.

13. From and after the Effective Date, Tenant’s signage rights as set forth in Section 9 of that certain Second Amendment to Lease are hereby deleted in its entirety and replaced as follows:

Subject to Landlord’s prior approval, not to be unreasonably withheld, Tenant shall have the right, at its sole cost and expense, to install its typical crown signage on up to two (2) corners of the Building not currently occupied by other tenants in locations reasonably designated by Landlord, subject to Tenant’s compliance with all applicable governmental codes, ordinances and regulations. Prior to any installation of any such crown signage, Tenant shall obtain Landlord’s prior written consent regarding the size, design and specifications of such signage, not to be unreasonably withheld. Tenant shall be responsible for all costs associated with the fabrication, installation and maintenance of such crown signage.

At the end of the Rental Term, or any Rental Term extension or renewal thereof, or in the event Landlord or Tenant terminates the Lease, or lack of occupancy by Tenant, Tenant shall immediately remove all Tenant’s signage on the Building and within the Leased Premises prior to vacating the Leased Premises. Tenant shall patch and repair, in a manner acceptable to Landlord, all holes and penetrations and restore all finishes to a “like-new” condition, normal wear and tear excepted, as determined by Landlord’s architect in Landlord’s sole and absolute discretion. In the event Tenant fails to remove its signage within ten (10) days of the expiration, vacation or earlier termination of the Lease, Tenant shall pay to Landlord a penalty of Fifty and 00/100 Dollars ($50.00) per day for each day Tenant fails to remove its signage from the Leased Premises. Tenant shall immediately, at Tenant’s sole cost and expense, repair any and all damage from the removal of any Tenant signage.

14. LANDLORD’S REVIEW OF TENANT’S PLANS: In the event Tenant elects to remodel the Leased Premises or make alterations thereto, Landlord and Tenant expressly acknowledge that Landlord’s review of Tenant’s plans and specifications and any inspection of Tenant's work by Landlord are non-technical in nature and are solely for the purpose of (i) ensuring architectural compatibility with the Development, and (ii) general conformation to Landlord’s requirements for the Development. Landlord and Tenant expressly acknowledge that Landlord and Landlord’s architect, project manager and/or property manager are not responsible for reviewing any plans and specifications or inspecting Tenant's work for compliance with local building codes, life safety requirements, or compliance with any other applicable local, state, or federal laws or regulations, including but not limited to the Americans with Disabilities Act. Any review of plans and specifications by Landlord or inspection of Tenant's work by Landlord shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy, sufficiency, or legality of such plans, specifications, or improvements for any reason, purpose, or condition. Landlord’s right to review plans and specifications and to inspect Tenant’s work as set forth herein shall not relieve Tenant of its obligations and responsibilities for proper and adequate design and construction of Tenant's work in a good and workmanlike manner and in conformance with all applicable local building codes, life safety requirements, local, state, and federal laws and regulations, and the terms of the Lease. Tenant warrants that it shall hire and retain all necessary professionals and experts to fully comply with these obligations and responsibilities.

Neither the exercise nor the failure to exercise by Landlord or its representatives of any rights (including but not limited to the right to review plans and specifications and to inspect Tenant’s work), or the performance of Tenant or any failure by Landlord to insist upon the performance by Tenant of any obligation imposed upon Tenant under the Lease, shall (a) impose upon Landlord, or be deemed to be an assumption by Landlord, of any obligation, responsibility, or liability with respect to the design or construction of Tenant's work, or (b) constitute or be deemed to constitute confirmation or acceptance by Landlord of the adequacy, sufficiency, or legality of Tenant’s plans, specifications, or Tenant's work, or (c) constitute or be deemed to constitute acquiescence by Landlord to any act or failure to act on the part of Tenant which is in conflict with any provision of the Lease.

15. Tenant may submit a written request to Landlord to relocate Tenant to other space owned or managed by Landlord or Landlord’s affiliate, provided such relocation space contains no less than 30,000 rentable square feet. Any such relocation shall be subject to the mutual agreement of the parties in each party’s sole discretion, including, without limitation, agreement on the location of the relocation space, the economic terms applicable thereto, and the execution of a new lease governing such relocation space. Tenant shall be responsible for all costs associated with its relocation, including moving expenses, space planning, and design costs.

In the event the parties enter into a fully executed lease for such relocation space and Tenant takes possession thereof, this Lease shall automatically terminate as of the date Tenant takes possession of such relocation space, and neither party shall have any further obligations under this Lease from and after such termination, except for obligations which expressly survive termination.

16. In lieu of any other provisions in the Lease and this Fourth Amendment, all notices, demands, requests, consents, approval and other communications required or permitted to be given pursuant to the Lease and this Fourth Amendment (collectively “Notice(s)”) shall be in writing and shall be sent by certified mail with return receipt requested, or by nationally known courier service with verification of receipt or refusal (including date of delivery or refusal), in each case with postage or delivery fees prepaid and addressed to a party at the addresses set forth below:

If to Tenant at: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Attn: Sera Prognostics, Inc.

One Financial Center

Boston, MA 02111 Initial here /s/ AA

With a copy to: Sera Prognostics, Inc.

Attn: General Counsel

2749 East Parleys Way, Suite 200

Salt Lake City, UT 84109 Initial here /s/ AA

With a copy to: Hughes Marino SLC, Inc.

Attn: Jacob Curtis

6985 Union Park Center, Ste. 650

Cottonwood Heights, UT 84047 Initial here /s/ AA

With a copy to: legal@seraprognostics.com Initial here /s/ AA

If to Landlord at: Eastland Regency, L.C.

c/o Woodbury Corporation

Attn: Lease Administration

Ref: #1603 – Sera Prognostics, Suite 200

2733 East Parleys Way, Suite 300

Salt Lake City, UT 84109

Notices are deemed given upon receipt at the Notice address or refusal of delivery. From time to time a party may specify any other address in the United States of America upon twenty (20) days’ advance Notice thereof, similarly given, to the other party hereto. Notices sent by facsimile transmission, electronic mail or any other method not specifically mentioned herein shall not satisfy the requirements of this Section 16. No party may have more than three (3) addresses for Notices at any time.

17. Tenant hereby acknowledges this Fourth Amendment is subject to Landlord’s lender’s consent.

18. Tenant represents and warrants to Landlord that the person executing this Fourth Amendment on behalf of such party has the authority to execute this Fourth Amendment and the signature of such person is sufficient to bind them to the terms and provisions hereof. Tenant hereby covenants and warrants as of the Effective Date that (a) Tenant is a duly constituted entity, qualified to do business in the state where the Leased Premises is located, and (b) Tenant has paid all reports, fees and other documents necessary to comply with applicable laws.

19. Each party’s signature, or an electronic image thereof, shall be deemed to be an original signature. Such signatures may be delivered to the other party by facsimile, electronic mail, or other electronic transmission device under which the signature of or on behalf of such delivering party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

20. Except as specifically modified, altered, or changed by this Fourth Amendment, the Lease and any amendments or extensions shall remain unchanged and in full force and effect throughout the Rental Term. Capitalized terms used in this Fourth Amendment that are not defined herein shall have the meanings ascribed to them in the Lease.

[Signature Pages to Follow]

IN WITNESS THEREOF, the parties hereto have executed this Fourth Amendment as of the date and year first above written.

LANDLORD: EASTLAND REGENCY, L.C., a Utah limited liability company

By: WOODBURY CORPORATION, a Utah corporation,

Its Manager

By: /s/ O. Randall Woodbury

O. Randall Woodbury, Vice Chairman

Dated: 9/18/2025

By: /s/ W. Richards Woodbury

W. Richards Woodbury, Chairman

Dated: 9/22/2025

TENANT: SERA PROGNOSTICS, INC., a Delaware corporation, d/b/a SERA PROGNOSTICS

By: /s/ Austin Aerts

Name: Austin Aerts

Title: Chief Financial Officer

Dated: 9/18/2025

EXHIBIT “A-1”

LEASED PREMISES

(page 1 of 2)

LEASED PREMISES
EDGE OF DECK ABOVE
PLANTER
STEEL GRATE
PLANTER
DUCT SHAFT
UP
SERA PROGNOSTICS
SUITE 201
*5,843 RSF
SERA PROGNOSTICS
SUITE 200
8,606 RSF
* INCLUDEDTHIRD FLOOR RSF
OPEN TO THE LOBBY BELOW
DOWN
UP
LOBBY

LEASE PLAN – SECOND FLOOR
N.T.S.

WOODBURY CORPORATION

EASTLAND REGENCY 2749
LEASE PLAN - SECOND FLOOR
SALT LAKE CITY, UTAH

DATE
4/17/24
DRAWN BY
PARKER S.

LEASE

LEASED PREMISES

(page 2 of 2)

LEASED PREMISES
SERA PROGNOSTICS
SUITE 340
*1,542 RSF
SERA PROGNOSTICS
SUITE 320
*4,133 RSF
VACANT
SUITE 330
*1,674 RSF
SKI UTAH
SUITE 310
4,190 RSF
VACANT
SUITE 300
*2,260 RSF
MEN
WOMEN
JAN.
ELEC.
DOWN
1,985 SF
AIR SHAFT
DOWN
187 SF
ELEV.
12'-0"
28'-9"
11'-3"
9'-0"
17'-1"
17'-1"
17'-1"
17'-1"
17'-1"
12'-0"
8'-0"
18'-9 1/2"
23'-8"
21'-10 1/2"
22'-6"
21'-9 1/2"
8'-1"

WOODBURY CORPORATION

EASTLAND REGENCY 2749
LEASE PLAN - THIRD FLOOR
SALT LAKE CITY, UTAH

DATE
5/1/24
DRAWN BY
PEPE L.

LEASE PLAN - THIRD FLOOR
N.T.S.

LEASE

EXHIBIT “B-1”

COMMON AREA IMPROVEMENTS

The following is a description of construction, and limitations of same, which shall be provided exclusively by Landlord at Landlord’s expense unless indicated otherwise herein. Where specifications for types and/or two (2) types of materials, structures, or installations are indicated, the option shall be subject to availability and pricing, the determination for which shall be exclusively with Landlord.

CATEGORY
SPECIFICATIONS
EXTERIOR IMPROVEMENTS	Paint the exterior of the building. Replace can lights on the building exterior.
LANDSCAPING IMPROVEMENTS

Fix grass, replace shrubs, add plants, replace the mulch in front of building.

Xeriscape the island near the entrance of the building in parking lot.

Landscape on hillside on the north side of the building.

VESTIBULE IMPROVEMENTS	Install doors in the vestibule. Install new flooring. New rubber base in vestibule area where flooring is being replaced. Update vestibule with new flooring, planters, directory signage and lights.
COMMON AREA IMPROVEMENTS

New flooring throughout all the common area, including the lobby, stairs, and common area hallways.

New rubber base in all common area where flooring is being replaced.

Remove wallpaper, skim coat, and paint all the common area walls.

New painting throughout the common area.

Paint handrail.

Replace sconces and linear lights.

Add art.

BATHROOM IMPROVEMENTS	Replace flooring in bathrooms. New partitions in all common area restrooms.
ELEVATOR	New panels and flooring. Update lights.